EXHIBIT 21.1
Subsidiaries of the Registrant
 The subsidiaries of ZAGG Inc (the “Registrant”) as of March 16, 2020, are listed below:

Subsidiary Name	Ownership	Jurisdiction
ZAGG International Distribution Limited Company	100%	Ireland
Patriot Corporation	100%	Ireland
iFrogz Inc.	100%	United States
HzO, Inc.	8.55%	United States
mophie inc.	100%	United States
mophie LLC	100%	United States
mophie Limited	100%	Hong Kong
ZAGG Netherlands BV	100%	Netherlands
ZAGG Hong Kong Limited	100%	Hong Kong
ZAGG Mobile Accessories Australia Pty Ltd.	100%	Australia
ZAGG Japan G.K.	100%	Japan
ZAGG Singapore Pte. Ltd.	100%	Singapore
ZAGG Trading (Shenzhen) Co. Ltd.	100%	China
ZAGG Technology Development Co, Ltd.	100%	China
ZAGG LLC	100%	Hong Kong
Superior Brand Limited	100%	Cayman
Bronco Corporation	100%	Cayman
Ute Corporation	100%	Cayman
ZAGG Amplified, Inc.	100%	United States
Altigo, Inc.	100%	United States
Gear4 HK Limited	100%	Hong Kong
Altigo International Limited	100%	Ireland
ZAGG International UK Limited	100%	United Kingdom
ZAGG Macau	100%	Macua
ZAGG Taiwan Co., Ltd.	100%	Taiwan
ZAGG Korea Ltd.	100%	Korea
ZAGG Hampton LLC	100%	United States
Halo2Cloud, LLC	100%	United States
Halo Holdings USA LLC	100%	United States
Halo International SEZC Ltd.	100%	Cayman